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                            SOUTHWESTERN LIFE CORPORATION

                AMENDED AND RESTATED 1990 STOCK OPTION INCENTIVE PLAN

                       (AS AMENDED EFFECTIVE DECEMBER 14, 1990,
                  AUGUST 7, 1991, JUNE 30, 1994 AND OCTOBER 10,1994)


     1.   PURPOSES OF THE PLAN

          1.1 The purposes of this Plan are to promote the growth and profitability of Southwestern Life Corporation (formerly I.C.H. Corporation, the "Corporation") by enabling it and its subsidiaries to attract and retain the best available personnel for positions of substantial responsibility, and to provide key employees of the Corporation and its subsidiaries with an opportunity for investment in the Corporation's $1.00 par value common stock ("Common Stock") and to give them an additional incentive to increase their efforts on behalf of the long term success of the Corporation and its subsidiaries.

          1.2 The Corporation may, from time to time, on or before December 31, 1999, grant to such officers and other employees as may be selected in the manner hereinafter provided, options to purchase shares of Common Stock of the Corporation ("Options"), subject to the conditions hereinafter provided.

     2.   ADMINISTRATION OF THE PLAN

          2.1 This Plan shall be administered by a Stock Option Committee (the "Committee") of not less than three members of the Board of Directors of the Corporation who shall be appointed annually by the Board of Directors. No employee of the Corporation or of any of its subsidiaries who is eligible to participate in this Plan or who was eligible within the twelve months preceding appointment to the Committee, or will be eligible within the twelve months following service on the Committee, to participate in this Plan or any other stock plan of the Corporation shall be appointed as a member of the Committee. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

          2.2 A majority of the Committee shall constitute a quorum. The acts of the majority of the members of the Committee present at any meeting at which a quorum is present (or acts approved in writing by a majority of the Committee) shall be the acts of the Committee. The Committee shall keep minutes of its proceedings, and from time to time shall make such reports to the Board of Directors as the Board of Directors shall direct.
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     3.   STOCK SUBJECT TO THE PLAN

          3.1 The shares to be issued upon exercise of Options shall be made available, at the discretion of the Board of Directors, either from the authorized but unissued Common Stock of the Corporation or from shares of Common Stock reacquired by the Corporation (whether before or after the date of this Plan), including shares purchased in the open market.

          3.2 Subject to the provisions of Section 3.3 of this Plan, the aggregate number of shares which may be delivered on exercise of Options shall not exceed 2,900,000 shares. If prior to December 31, 1999, an Option shall have expired or terminated without having been exercised in full for any reason, the unpurchased shares shall (unless this Plan shall have been terminated) become available for grant of Options to other employees.

          3.3 In the event that (i) the number of outstanding shares of Common Stock of the Corporation shall be changed by reason of split-ups, combinations or reclassifications of shares or otherwise, or (ii) any stock dividends are distributed to the holders of Common Stock of the Corporation, or (iii) the Common Stock of the Corporation is converted into or exchanged for other shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization then, in any such case, the number of shares for which Options theretofore granted and the price per share payable upon exercise of such Options shall be appropriately adjusted by the Committee so as to reflect such change.

     4.   OPTION PRICE

          4.1 The purchase price of the shares subject to each Option shall be determined by the Committee ("Option Price"). The Option Price shall not be less than the fair market value (as defined in Section 4.2) of the shares of the Common Stock of the Corporation on the day preceding the date on which such Option is granted; provided, however, that if the sale prices required to determine the fair market value are not available for such day, the fair market value shall be determined as of the next preceding day for which the required sale prices are available.

          4.2 For purposes of this Plan, the fair market value of a share of the Common Stock of the Corporation shall be the mean between the highest and lowest sale prices of the Common Stock of the Corporation as reflected on the consolidated tape of issues listed for trading on the American Stock Exchange (or such other principal national securities exchange on which the Common Stock is so listed, as determined by the Committee) on the applicable day specified by this Plan for determining such fair market value.

     5.   ELIGIBILITY OF OPTIONEES

          5.1 Options may be granted only to key employees of the Corporation or of its subsidiaries who are in positions of substantial responsibility in the Corporation or in a subsidiary, as determined by the Committee. The term "key employees" shall include officers and other employees but shall not
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     include Directors who are neither officers nor employees devoting their full time to the Corporation or to a subsidiary. Members of the Committee shall not be eligible to receive an Option.

          5.2 Subject to the terms and conditions of this Plan, the Committee shall have exclusive authority (i) to select the employees to be granted Options (it being understood that more than one grant may be made to the same employee), (ii) to determine the number of shares subject to each grant, (iii) to determine the time or times when Options will be granted,
     (iv) to determine the Option Price of the shares subject to each Option,
     (v) to prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any Options, and (vi) to impose such other conditions, in addition to those otherwise required by this Plan, which the Committee may deem to be necessary or desirable to effect the purposes of this Plan.

     6.   NON-TRANSFERABILITY OF OPTIONS

          6.1 No Option shall be transferable by the grantee otherwise than by the grantee's last will and testament (including without limitation a testamentary trust or similar vehicle), or by the laws of descent and distribution, and during the grantee's lifetime, such Option shall be exercised only by such grantee or such grantee's guardian or legal representative.

     7.   EXERCISE OF OPTION

          7.1 Each Option shall terminate on its respective expiration date as established by the Committee (the "Expiration Date"), which date shall not be later than the expiration of ten years from the date on which the grant was made.

          7.2 Each Option shall vest in accordance with the respective vesting schedule established for such Option by the Committee ("Vested Option"), except that no Option shall vest before the expiration of six (6) months from the date on which the Option is granted; provided, however, that in the event of a Change of Control Termination (as hereinafter defined) all Options granted to any grantee more than six (6) months prior to the Change of Control Termination Date (as hereinafter defined) shall be Vested Options; further, provided, however, that if the present value of all compensation to be paid to a grantee upon a Change of Control Termination, including, without limitation, the value of the accelerated vesting of the Options and any all other payments and benefits to be paid or provided to the grantee as severance compensation, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended), then the accelerated vesting of the Options shall be deferred and the vesting of the Options shall be restructured so that such payments no longer constitute a "parachute payment," as so defined. Except in cases provided in Section 8 hereof, each Vested Option may be exercised only during the continuance of the grantee's employment with the Corporation or a subsidiary. Subject to the provisions of Section 7 and of
     Section 8 hereof, each Vested Option may be exercised in whole or, from time-to-time, in part with respect to the number of shares as to which it is has been exercisable in accordance with the terms of this Plan.
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          7.3  (a)  To exercise a Vested Option granted under this Plan, the grantee shall complete and deliver to the Secretary of the Corporation, no later than the close of business on the date of exercise, a Notice of Exercise of Stock Option, stating:

                    (i) the number of shares the grantee has elected to pur-chase;

                    (ii) the method of payment of the purchase price and with-holding taxes; and

                    (iii) whether the amount of the payment or withholding
                          for applicable federal and state withholding taxes will be the minimum amount required to be withheld or will include an additional sum (and the amount of such additional sum).

               (b) Subject to subparagraph (d), a Grantee may, at his election, pay for the shares and applicable federal and state withholding taxes:

                    (i)   in cash;

                    (ii) by surrender of shares of the Corporation's Common Stock having a total fair market value equal to the purchase price and/or withholding taxes;

                    (iii) by having the Corporation withhold a portion of
                          the shares that would otherwise be distributable upon exercise of the option having a fair market value equal to the purchase price and/or withholding taxes; or

                    (iv) by any combination of methods (i), (ii) and (iii) above.

               (c) Upon the exercise of a Vested Option or, in the case of an election by grantee under Section 83 of the Internal Revenue Code, on or before the Tax Date (as defined in Paragraph
                    (d)), the grantee shall pay to the Corporation an amount equal to not less than the minimum state and federal tax liability required to be withheld and not more than the total anticipated state and federal tax liability with respect to such exercise, in accordance with his or her election under paragraph (b). Unless grantee shall notify the Corporation in the notice given pursuant to paragraph
                    (a) or (d) of his desire to pay some other amount, the minimum withholding tax liability shall be paid to the Corporation upon exercise of the Vested Option.

               (d) Any election of the payment methods described in subparagraph (b)(i) shall be given in the Notice of Exercise of Stock Option. Grantees must make their
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                    election of a payment method described in subparagraph
                    (b)(ii), (b)(iii) or (b)(iv) (to the extent it involves the method of payment described in subparagraph (b)(ii) or
                    (b)(iii)) before the date the option exercise becomes taxable ("Tax Date") (normally this would be the date of exercise of the option; if the grantee has not made an election under Section 83(b) of the Internal Revenue Code, however, the date would be six months following the date of exercise of the Option); provided that to the extent required by the Securities Exchange Act of 1934 ("Act") or any rules and regulations adopted pursuant thereto, as may be amended, grantees subject to the reporting requirements of Section 16(a) of the Act must make an election of a payment method described in subparagraph (b)(ii), (b)(iii) or (b)(iv) (to the extent it involves the payment method described in subparagraph (b)(ii) or (b)(iii)) not sooner than six months following the date of the grant of the option and within one of two time periods:

                         (i) during the ten day period beginning on the third business day following the date of the Corporation releases quarterly and annual summary statements of sales and earnings; or

                         (ii) at least six months before the Tax Date.

                    An election of the payment method described in subparagraph
                    (b)(ii), (b)(iii) or (b)(iv) (to the extent it involves a payment method described in subparagraph (b)(ii) or (b)(iii) shall be given in writing to the Secretary of the Corporation within the time periods set forth above, shall be irrevocable and shall be subject to disapproval by the Committee. If the Committee shall, in its sole discretion, approve an election to permit delivery or to withhold the Corporation's Common Stock in payment of the Exercise Price or withholding tax obligations, it shall pass a resolution to such effect, but any such approval shall be subject to revocation by the Committee prior to the exercise of a Vested Option.

               (e) Payment of the purchase price for shares under any of the methods described in subparagraphs (b)(i), (b)(ii) or
                    (b)(iv) (to the extent it does not involve withholding of shares) must accompany the Notice of Exercise of Stock Option. Until a grantee has made full payment of the purchase price in cash, shares, withholding or in any combination thereof, and until a certificate covering the shares purchased has been issued to the grantee, such grantee shall not possess any stockholder rights with respect to any of such shares.

          7.4 For purposes of this Section 7, the fair market value (as defined in Section 4.2) of a share of the Common Stock of the Corporation shall be determined as of the day preceding the date on which the Option is exercised in accordance with Section 7.3; provided, however, that if the sale prices
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     required to determine the fair market value are not available for such day, then the fair market value shall be determined as of the next preceding day for which the required sale prices are available.

          7.5  For purposes of this SECTION 7:

               (a) "Change of Control Termination" means a Termination (as defined in Section 8.1) that occurs after a Change of Control.

               (b) "Change of Control" means (i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 or
     Item 2 of a Form 8-K Current Report of the Corporation promulgated pursuant to Sections 13 and 15(d) of the Act (as hereinafter defined); provided that, without limitation, such a Change of Control shall be deemed to have occurred if (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Corporation, any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing thirty-five percent (35%) or more of the combined voting power of the Corporation's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Corporation's stockholders was approved by a vote of at least sixty percent (60%) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or any agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

               (c) "Change of Control Termination Date" means the date Termination occurs in contemplation of or following a Change of Control, which date shall be not earlier than 60 days prior to nor later than one year after the effective date of the Change of Control.

     8.   TERMINATION OF EMPLOYMENT

          8.1 If a grantee s employment with the Corporation or a subsidiary shall cease for any reason other than the grantee s retirement (after attainment of normal retirement age), disability or death, including, without limitation, a Change of Control Termination ( Termination ), the grantee may exercise each Vested Option to the extent that such Vested Option was exercisable pursuant to
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     Section 7.2 when Termination occurred at any time within three (3) months after Termination (but in no event after the Expiration Date of such Vested Option). Any questions as to whether and when there has been a cessation of employment shall be determined by the Committee and its determination on such questions shall be final.

          8.2 If a grantee s employment with the Corporation or a subsidiary shall cease due to the grantee s death, the grantee s Vested Options will be exercisable by the grantee s estate or by the person designated in the grantee s last will and testament (including, without limitation, a testamentary trust or similar vehicle) at any time within two (2) years of the grantee s death (but in no event after the Expiration Date of such Vested Options).

          8.3 If a grantee s employment shall cease due to retirement (after attainment of normal retirement age) or due to disability, the grantee may exercise each Vested Option at any time within two years after such grantee shall cease to be an employee (but in no event after the Expiration Date of such Option); further, with respect to Options of such grantee that are not Vested Options at the time such grantee shall cease to be an employee due to retirement (after attainment of normal retirement age) or disability, such Options shall not be cancelled at such time, but shall instead vest in accordance with the vesting schedule established for such Options pursuant to Section 7.2 of this Plan, and such Options shall, upon becoming Vested Options, be exercisable by the Option grantee at any time within one year after any such Options shall become Vested Options. If an Option grantee subject to this Section 8.3 shall die after ceasing to be an employee but prior to the Options becoming Vested Options, the provisions of Section 8.2 of this Plan shall apply and only Vested Options at the time of such grantee s death may be exercised pursuant to the provisions of such Section
     8.2. The Committee shall from time to time specify the normal retirement age which shall be applicable to all grantees under this Plan.

     9.   INTERPRETATION OF PLAN

          9.1 The Committee shall have full power and authority to construe and interpret this Plan. Decisions of the Committee shall be final, conclusive and binding on all parties, including the Corporation, its subsidiaries and stockholders, and the grantees, their estates, executors, administrators, heirs and assigns.

          9.2 It is intended that this Plan be interpreted and administered so as to exempt the Options (including without limitation the grant and exercise of the Options), to the fullest extent permitted by law (as from time to time in effect), from all liability provisions of Section 16(b) of the Act and the regulations promulgated thereunder.

          9.3 Nothing in this Plan or in grant hereunder shall confer any right to remain in the employment of the Corporation or of a subsidiary or in any way impair the right of the Corporation or of a subsidiary to terminate a grantee's employment at any time.
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     10.  AMENDMENTS TO PLAN

          10.1 The Committee, from time to time, may prescribe, amend and rescind rules and regulations relating to this Plan and, subject to the approval of the Board of Directors of the Corporation, may at any time terminate, modify or suspend the operation of this Plan; provided, however, that, without the approval of the stockholders of the Corporation, no such modification shall:

               (i) materially increase the benefits accruing to participants under this Plan;

               (ii) except as provided in Section 3.3, increase the number of shares of the Corporation which may be issued under this Plan; or

               (iii) materially modify the requirements as to eligibility for participation in this Plan.

     11.  APPLICABLE LAW AND REGULATIONS

          11.1 The obligation of the Corporation to sell and deliver shares under Options shall be subject to (i) all applicable laws, rules and regulations, and such approvals by any governmental agency as may be required, including but not limited to, the effectiveness of a Registration Statement under the Securities Act of 1933, as deemed necessary or appropriate by counsel for the Corporation, and (ii) the condition that the shares of Common Stock reserved for issuance upon the exercise of Options shall have been duly listed upon any stock exchange on which the Corporation's Common Stock may then be listed. Certificates representing shares issued upon exercise of any Option shall bear a legend with respect to each applicable restriction set forth in this Section 11.1.

     12.  EFFECTIVE DATE

          12.1 This Plan shall be effective as of April 12, 1990, subject to its approval by the stockholders of the Corporation at the 1990 annual meeting of stockholders.